Exhibit 99.1

Contact:	Richard S. Lindahl Chief Financial Officer (571) 303-6956 c/o jconnor@executiveboard.com

THE CORPORATE EXECUTIVE BOARD ANNOUNCES NEW $50 MILLION STOCK REPURCHASE PROGRAM

ARLINGTON, Va. — (Aug. 29, 2011) — The Corporate Executive Board Company (“CEB” or “the Company”) (NYSE: EXBD) today announced that its Board of Directors has approved a new $50 million stock repurchase program, which is authorized through Dec. 31, 2012. During the third quarter of 2011, CEB also utilized the remaining amount available under its previous stock repurchase plan, which was approximately $18.3 million as of June 30, 2011.

“The Board’s decision to implement a new share repurchase program reflects confidence in our growth opportunities and in our ability to generate strong cash flows,” said Thomas Monahan, Chairman and Chief Executive Officer. “Our priorities for capital allocation remain unchanged: maintain a strong financial position, preserve flexibility for strategic investments, and intelligently distribute cash to shareholders – primarily through our dividend. This new share repurchase program supplements this strategy by allowing us to opportunistically offset historical and future dilution from employee equity compensation programs.”

Repurchases under the program may be made through open market purchases or privately negotiated transactions. The timing of repurchases and the exact number of shares of common stock to be repurchased will be determined by CEB’s management, in its discretion, and will depend upon market conditions and other factors. The program will be funded using the Company’s cash on hand and cash generated from operations.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements using words such as estimates, expects, anticipates, projects, plans, intends, believes, forecasts and variations of such words or similar expressions are intended to identify forward-looking statements. In addition, statements about anticipated future financial results, such as our 2011 annual guidance, are forward-looking statements. You are hereby cautioned that these statements are based upon our expectations at the time we make them and may be affected by important factors including, among others, the factors set forth below and in our filings with the U.S. Securities and Exchange Commission, and consequently, actual operations and results may differ materially from the results discussed in the forward-looking statements. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. Factors that could cause actual results to differ materially from those indicated by forward-looking statements include, among others, our dependence on renewals of our membership-based services, the sale of additional programs to existing members and our ability to attract new members, our potential failure to adapt to changing member needs and demands, our potential inability to attract and retain a significant number of highly skilled employees, risks associated with the results of restructuring plans, fluctuations in operating results, our potential inability to protect our intellectual property rights, our potential exposure to loss of revenue resulting from our unconditional service guarantee, exposure to litigation related to our content, various factors that could affect our estimated income tax rate or our ability to use our existing deferred tax assets, changes in estimates or assumptions used to prepare our financial statements, our potential inability to make, integrate and maintain acquisitions and investments, the amount and timing of the benefits expected from acquisitions and investments, and our potential inability to effectively anticipate, plan for and respond to changing economic and financial markets conditions, especially in light of ongoing uncertainty in the worldwide economy and possible volatility of our stock price. These and other factors are discussed more fully in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our filings with the U.S. Securities and Exchange Commission, including, but not limited to, our 2010 Annual Report on Form 10-K. The forward-looking statements in this press release are made as of Aug. 29, 2011, and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

ABOUT THE CORPORATE EXECUTIVE BOARD COMPANY

By identifying and building on the proven best practices of the world’s best companies, CEB helps senior executives and their teams drive corporate performance. CEB offers comprehensive data analysis, research and advisory services that align to executive leadership roles and key recurring decisions. CEB tools, insights, and analysis empower member companies to focus efforts, move quickly, and address emerging and enduring business challenges with confidence. CEB’s client and member network includes 85 percent of the Fortune 500, 50 percent of the Dow Jones Asian Titans, and 70 percent of the FTSE 100. It spans more than 50 countries, 5,300 individual organizations, and 225,000 business professionals. For more information, visit www.executiveboard.com.